EXHIBIT 4.6
                                                                     -----------

                          REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement dated as of the __ day of December, 2001 by and between Able Laboratories, Inc., a Delaware corporation (the "Company"), and the Purchasers listed on the execution page of this Agreement (the "Purchasers").

            WHEREAS, simultaneously with the execution and delivery of this Agreement, the Purchasers are purchasing from the Company, pursuant to the Stock Purchase Agreement dated the date hereof (the "Purchase Agreement"), shares of Common Stock, $.01 par value per share, of the Company; and

            WHEREAS, the Company desires to grant to each Purchaser the registration rights set forth herein with respect to the Registrable Securities (as defined below).

            NOW THEREFORE, the parties agree as follows:

            1. DEFINITIONS. For all purposes of this Agreement, all of the words and expressions used herein which are not defined herein, but which are defined in the Purchase Agreement, shall have the same respective meanings herein as the meanings specified therein. As used in this Agreement:

                 (a) the term "Business Day" shall mean any day other than
            Saturday, Sunday or a day on which banking institutions are not required to be open in The Commonwealth of Massachusetts.

                 (b) the term "Commission" shall mean the Securities and
            Exchange Commission;

                 (c) the term "Common Shares" shall mean the shares of Common
            Stock issued pursuant to the Purchase Agreement;

                 (d) the term "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company;

                 (e) the term "Exchange Act" shall mean the Securities Exchange
            Act of 1934, as amended, or any federal statute or code which is a successor thereto;

                 (f) the term "Form S-3" shall mean the form so designated, promulgated by the Commission for registration of securities under the Securities Act, and any forms succeeding to the functions of such form, whether or not bearing the same designation;

                 (g) the term "Holder" shall mean any Purchaser;

                 (h) the terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities

            Act and the declaration or ordering by the Commission of effectiveness of such registration statement;

                 (i) the term "Registrable Securities" shall mean, in relation to a Holder at any particular time: (i) all Common Shares and (ii) shall not include any other shares of capital stock of the Company without the consent of the Holder; PROVIDED, HOWEVER, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (A) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (B) registration under the Securities Act is no longer required for the immediate public distribution within a 90-day period of such security together with all other Registrable Securities held by the Holder pursuant to the provisions of Rule 144 thereunder, or (C) it has ceased to be outstanding;

                 (j) the term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Section 3 and 4, including, without limitation, all registration, filing, listing, and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating, printing and engraving expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any audits or comfort letters required by or incident to such performance and compliance, the fees and disbursements of a single counsel retained by the Holder or Holders of more than 50.1% of the Registrable Securities, not to exceed $5,000, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

                 (k) the term "Registration Statement" shall mean the
            registration statement and any additional registration statements contemplated by Section 3, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                 (l) the term "Rule 144" shall mean Rule 144 issued by the
            Commission under the Securities Act, or any subsequent rule pertaining to the disposition of securities without registration; and

                 (m) the term "Securities Act" shall mean the Securities Act of
            1933, as amended, or any federal statute or code which is a successor thereto.

            2. RESTRICTION ON TRANSFER. Each Holder acknowledges and understands that prior to the registration of the Registrable Securities as provided herein, the Registrable Securities are "restricted securities" as defined in Rule 144 and that no disposition or transfer of the Registrable Securities may be made by the Holder in the absence of (i) an opinion of counsel to the Holder

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

that such transfer may be made without registration under the Securities Act (which shall be reasonably acceptable to the Company), or (ii) such registration.

            3. REGISTRATION ON FORM S-3. The Company will use its best efforts, but in no event later than 90 days following the date hereof (the "Registration Period"), prepare and file with the Commission a Registration Statement on Form S-3 to permit a public offering and resale of the Registrable Securities under the Securities Act on a continuous basis under Rule 415. Subject to receipt of necessary information from the Holders, the Company will use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission within the Registration Period. To the extent not unlawful, the Company will pay all Registration Expenses of each registration of Registrable Securities pursuant to this Section 3. The number of shares of Common Stock designated in the Registration Statement to be registered shall be equal to the number of Common Shares.

            4. REGISTRATION PROCEDURES. The Company will use commercially reasonable efforts in good faith to effect promptly the registration of the Registrable Securities under the Securities Act and to permit the public offering and resale of the Registrable Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company, as expeditiously as shall be reasonably possible, will:

                 (a) prepare and file with the Commission a Registration
            Statement with respect to the Registrable Securities, and thereafter use its commercially reasonable efforts to cause such registration statement to become and remain effective until the date that is one year after the date such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold (the "Effectiveness Period"); PROVIDED, HOWEVER, that before filing such Registration Statement or any amendments thereto, the Company will furnish to the Holders and their counsel copies of all such documents proposed to be filed.

                 (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus included in such Registration Statement as may be necessary or advisable to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement or as may be necessary to keep such Registration Statement effective and current during the Effectiveness Period;

                 (c) prepare and file with the Commission additional
            Registration Statements if the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement within 30 days of such occurrence.

                 (d) furnish to each seller of Registrable Securities such
            number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act,

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

            and such other documents as any such seller may reasonably request in order to facilitate the disposition of the Registrable Securities held by such seller;

                 (e) enter into such customary agreements and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities;

                 (f) use its commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as any seller shall reasonably request and do any and all such other acts and things as may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities held by such seller; PROVIDED, HOWEVER that the Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any such jurisdiction;

                 (g) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                 (h) use reasonable efforts to cause all Registrable Securities to be listed on such securities exchange on which similar securities of the Company are then listed and to be qualified for trading on each system on which the securities issued by the Company are from time to time qualified.

            Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Holders in writing of the existence of a Potential Material Event, the Holders shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holders receive written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; PROVIDED, HOWEVER, that the Company may not so suspend the right of such Holders of Registrable Securities for more than two twenty (20) Business Day periods in the aggregate during any period of 12 consecutive months, during the periods the Registration Statement is required to be in effect ("Permitted Suspension Period") and; PROVIDED, FURTHER, that the Effectiveness Period shall be extended by any Permitted Suspension Period;

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

            "Potential Material Event" shall mean any of the following: (i) the possession by the Company of material information not ripe for disclosure in a Registration Statement, which shall be evidenced by determination in good faith by the Board of Directors of the Company that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company that would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

            5. COOPERATION BY PROSPECTIVE SELLERS, ETC.

                 (a) The Holders will furnish to the Company in writing such information as the Company may reasonably require from the Holders or as required by the Commission, and otherwise reasonably cooperate with the Company in connection with any Registration Statement with respect to such Registrable Securities.

                 (b) The Holders of Registrable Securities included in any
            Registration Statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such Registration Statement or prospectus.

                 (c) Each Holder agrees that it will deliver a prospectus in accordance with the provisions of the Securities Act and all applicable rules of the Commission in connection with each sale and will notify the Company when it has sold all of its Registrable Securities.

            6. INDEMNIFICATION.

                 (a) Indemnification by the Company. The Company will indemnify the Holders, the officers, directors, and partners of each such Holder, and each person who controls any thereof (within the meaning of the Securities Act), against any and all claims, losses, damages, and liabilities (or actions in respect thereof), joint or several, to which such Holder or any such officer, director, partner, or controlling persons may become subject under the Securities Act or otherwise arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement, prospectus, offering circular, or other document, or any amendment or supplement thereto, incident to any registration, qualification, or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification, or compliance, and the Company will reimburse each such Holder, officer, director, partner, and controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss,

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            damage, liability, or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, officer, director, partner, or controlling person and stated to be exclusively and specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, officer, director, partner, or controlling person.

                 (b) Indemnification by the Holders. Each Holder will indemnify the Company, its officers and directors, and each person, if any, who controls any thereof (within the meaning of the Securities Act) and, if required by the underwriter effecting the related registration, such underwriter, and their respective successors in title and assigns against any and all claims, losses, damages, and liabilities (or actions in respect thereof) with respect to any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement, prospectus, offering circular, or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such Registration Statement, prospectus, offering circular, or other document; and each Holder will reimburse the Company and each other person indemnified pursuant to this paragraph
            (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that such Holder's liability under such indemnification shall be limited to the net sales proceeds actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement, prospectus, offering circular, or other document.

                 (c) Indemnification Proceedings. Each party entitled to
            indemnification pursuant to this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification pursuant to this Section 6 (the "Indemnifying Party") promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; and PROVIDED, FURTHER, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is damaged as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to

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            such claim or litigation. The reimbursement required by this Section
            6 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expense, loss, damage, or liability is incurred.

            7. RULE 144 REQUIREMENTS. The Company will make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144 of the Commission under the Securities Act, such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to such rule. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder at any time, a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than one (1) year, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety
(90) preceding days, and (iii) as to such other matters as may be appropriate in accordance with such rule, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act, PROVIDED, HOWEVER, in the event that Foley, Hoag & Eliot LLP is no longer counsel to Company, counsel to Holder may provide such instructions to the transfer agent regarding the removal of the restrictive legend.

            8. MISCELLANEOUS.

                 (a) No Inconsistent Agreements. The Company will not, at any time after the date of the Purchase Agreement, enter into any agreement or contract (whether written or oral) with respect to any of its securities that prevents the Company from complying in any respect with the registration rights granted by the Company to the Holders of Registrable Securities pursuant to this Agreement.

                 (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this paragraph (b), may not be amended, modified, or supplemented, and any waiver or consent to or any departure from any of the provisions of this Agreement may not be given and shall not become or be effective, unless and until (in each case) the Company shall have received the prior written consent of the Holders of a majority of the Registrable Securities for any such amendment, modification, supplement, waiver, or consent.

                 (c) Permitted Transferees. All of the agreements contained in, and all of the rights granted by the Company pursuant to this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, and assigns. In addition, whether or not an express assignment shall have been made, the provisions of this Agreement that are for the benefit of the parties hereto other than the Company shall also benefit of and be enforceable by any subsequent holder of any Registrable Securities, PROVIDED, that the transfer Registrable Secutities to such subsequent holder shall have

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

            been made in accordance with applicable laws and regulations and all applicable provisions of the Purchase Agreement.

                 (d) Notices. All notices, requests, consents, and other
            communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                 if to the Company, to:

                          Able Laboratories, Inc.
                          200 Highland Avenue, Suite 301
                          Needham, MA  02494
                          Attn:  President

                 with a copy to:

                          Foley, Hoag & Eliot LLP
                          One Post Office Square
                          Boston, MA  02109
                          Attn:  David A. Broadwin, Esq.

            or to such other person at such other place as the Company shall designate to the Holders in writing; and if to the Holders, at its address as set forth in Exhibit A to the Purchase Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

            Notices provided in accordance with this Section 8(d) shall be deemed delivered (i) upon personal delivery with signature required,
            (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required) (iii) upon confirmation, answer back received, of successful transmission of a facsimile message containing such notice if sent between 9 a.m. and 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent at any other time, or
            (iv) three Business Days after deposit in the mail.

                 (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

                 (f) Term. The agreements of the Company contained in this
            Agreement shall continue in full force and effect so long as any Holder holds any Registrable Securities.

                 (g) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable, the validity, legality, and enforceability of any such provision in every

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

            other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (h) Remedies. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach and hereby agrees to waive the defense in any action for specific performance of such an obligation that a remedy at law would be adequate.

                 (i) Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws (other than the choice-of-law rules) of the State of Delaware.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized representatives shown below:

                                   ABLE LABORATORIES, INC.

                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                                   PURCHASERS

                                   ------------------------------------
                                   (PRINT NAME OF STOCKHOLDER EXACTLY AS IT
                                   SHOULD APPEAR ON THE STOCK CERTIFICATE)

                                   By:
                                      ------------------------------------
                                   (SIGNATURE OF STOCKHOLDER OR REPRESENTATIVE,
                                   IF AN ENTITY)
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                                   Tax ID number:
                                                 -------------------------
                                   Address:
                                           -------------------------------

                                           -------------------------------
                                   Facsimile:
                                             -----------------------------


                                   ------------------------------------
                                   (PRINT NAME OF STOCKHOLDER EXACTLY AS IT
                                   SHOULD APPEAR ON THE STOCK CERTIFICATE)

                                   By:
                                      ------------------------------------
                                   (SIGNATURE OF STOCKHOLDER OR REPRESENTATIVE,
                                   IF AN ENTITY)
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                                   Tax ID number:
                                                 -------------------------
                                   Address:
                                           -------------------------------

                                           -------------------------------

                                   Facsimile:
                                             -----------------------------


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